SCHEDULE 14A INFORMATION
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Wilmington Trust Corporation

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Annual Meeting — April 19, 2007

March 9, 2007

Dear Shareholders:

You are invited to attend our 2007 Annual Meeting on Thursday, April 19, 2007, at 10:00 a.m. at the Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware.

The enclosed Notice of Annual Meeting and Proxy Statement provide information about the governance of our Company and describe the various matters to be acted upon during the meeting. In addition, there will be a report on the state of our Company’s business and an opportunity for you to express your views on subjects related to our operations.

The Annual Meeting gives us an opportunity to review the actions our Company is taking to achieve our mission of maximizing shareholder value. We appreciate your ownership of Wilmington Trust, and I hope you will be able to join us on April 19 for our Annual Meeting.

Sincerely,

Ted T. Cecala,
Chairman of the Board and Chief Executive Officer

March 9, 2007

To the Holders of Common Stock of
Wilmington Trust Corporation

NOTICE OF ANNUAL MEETING

The Annual Meeting of Stockholders of Wilmington Trust Corporation will be held on Thursday, April 19, 2007, at 10:00 a.m. local time, at the Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware. The meeting will be held to consider and act upon the election of directors and other business that may properly come before the meeting.

Holders of record of our common stock at the close of business on February 20, 2007, are entitled to vote at the meeting.

This notice and the accompanying proxy materials are sent to you by order of the Board of Directors.

Michael A. DiGregorio,
Secretary

2007 ANNUAL SHAREHOLDERS’ MEETING

PROXY STATEMENT

GENERAL INFORMATION

The enclosed proxy material is being sent at the request of our Board of Directors to encourage you to vote your shares at our Annual Shareholders’ Meeting (the “Annual Meeting”) to be held on April 19, 2007. This proxy statement contains information on matters that will be presented at the Annual Meeting and is provided to assist you in voting your shares.

Our Annual Report to Shareholders for 2006, containing management’s discussion and analysis of financial condition and results of operations of our Company, its audited financial statements, and this Proxy Statement are distributed together beginning on or about March 23, 2007.

Who May Vote

All holders of our common stock as of the close of business on February 20, 2007 (the “Record Date”) are entitled to vote at the Annual Meeting. Each share of stock is entitled to one vote. As of the record date,           shares of our common stock were outstanding. A plurality of the shares voted in person or by proxy is required to elect directors. Abstentions and broker non-votes are not counted in the vote.

How to Vote

Even if you plan to attend the meeting, we encourage you to vote by proxy. You may vote by proxy by returning the enclosed proxy card (signed and dated) in the envelope provided.

You also may vote by telephone or by using the Internet. Please refer to the instructions on your proxy card.

When you vote by proxy, your shares will be voted according to your instructions. If you sign your proxy card or otherwise give your proxy but do not specify how you want your shares to be voted, they will be voted as the Board of Directors recommends. You can change or revoke your proxy at any time before the polls close at the Annual Meeting by:

•	Notifying the Company’s Secretary;

•	Voting in person; or

•	Returning a later-dated proxy card.

You also can change or revoke your proxy at any time before 12:00 p.m., April 18, 2007, by telephone or by using the Internet. Please refer to the instructions on your proxy card.

If you are a present or former staff member and participate in our Thrift Savings Plan, you will receive a voting instruction card for shares you hold in that plan. The plan trustee will vote according to the instructions on your proxy.

Proxy Statement Proposals

Proposals other than to elect directors may be submitted by the Board of Directors or shareholders to be included in our proxy statement. To be considered for inclusion in the proxy statement for our 2008 Annual Shareholders’ Meeting, shareholder proposals must be received in writing by the Company’s Secretary no later than November 12, 2007. Those proposals must include a brief description of the business to be brought before the meeting, the shareholder’s name and address, the number and class of shares the shareholder holds, and any material interest the shareholder has in that business.

Shareholder Nominations for Election of Directors

The Nominating and Corporate Governance Committee recommends nominees to the Board of Directors for election as directors at the annual meeting. That committee will consider nominations submitted by shareholders of record for our 2008 Annual Shareholders’ Meeting and received by the Company’s Secretary by February 18, 2008. Nominations must include the information required under “Proxy Statement Proposals” above as well as the nominee’s name and address, a representation that the shareholder is a recordholder of the Company’s stock or holds the Company’s stock through a broker and intends to appear in person or by proxy at the 2008 Annual Meeting to nominate a person, information regarding the nominee that would be required to be included in the Company’s proxy statement, a description of any arrangement or understanding between the shareholder and that nominee, and the written consent of the nominee to serve as a director if elected.

Proxies

Your completed proxy card instructs David R. Gibson, the Company’s Executive Vice President and Chief Financial Officer, and Michael A. DiGregorio, the Company’s Senior Vice President, Secretary, and General Counsel, to vote as instructed the shares of our stock for which they receive proxies. In addition, your signed proxy card gives them direction to vote on any other matter properly brought before the Annual Meeting.

Solicitation of Proxies

The Company will pay its costs relating to the solicitation of proxies. We have retained Morrow and Co., Inc. to assist in soliciting proxies at an estimated cost of $6,000 plus reasonable expenses. Proxies may be solicited by officers, directors, and staff members of the Company personally, by mail, by telephone, or by other electronic means. The Company will also reimburse brokers, custodians, nominees, and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of our stock.

Secrecy in Voting

As a matter of policy, we hold confidential proxies, ballots, and voting tabulations that identify individual shareholders. These documents are available for examination only by Wells Fargo Bank, N.A., our tabulation agents. The identity of the vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.

Board of Directors
Governance of the Company

Summary of Corporate Governance Principles

This summary of the Company’s corporate governance principles describes certain of our Board’s corporate governance practices. These practices assist our Board in carrying out its responsibilities effectively. The Board reviews these Guidelines periodically and may modify them as appropriate.

The Board

          Responsibility

The Board has responsibility for broad corporate policy and overall performance of the Company through oversight of management to enhance the Company’s long-term value for our shareholders.

          Role

In addition to the general oversight of management and the Company’s business performance, the Board provides input and perspective in evaluating alternative strategic initiatives; reviews and, where appropriate, approves fundamental financial and business strategies and major corporate actions; ensures processes are in place to maintain the integrity of the executive management team; evaluates our executive management team; and assists in succession planning for key executive positions.

          Duties

Our directors are expected to expend sufficient time, energy, and attention to assure diligent performance of their responsibilities. Directors will attend meetings of the Board and its committees on which they serve, review materials distributed in advance of the meetings, and make themselves available for periodic updates and briefings with management.

          Leadership

The positions of Chairman of the Board and Chief Executive Officer are held by Mr. Cecala.

          Independence

The Nominating and Corporate Governance Committee as well as the Board at least annually review relationships that directors have with the Company to determine whether there are any material relationships that would preclude a director from being independent. A candidate is not independent if:

•	The director or any member of his or her immediate family is a current or past executive officer of the Company;

•	The director or any member of his or her immediate family has been employed by the present or former internal auditor or independent registered public accounting firm of the Company within the last three years;

•	The director has served as a consultant to the Company within the last three years;

•	Any of the Company’s executive officers has served on the Compensation Committee of the company by which the director is employed within the last three years;

•	Loans to the director and his or her affiliates exceed fifty percent (50%) of the loan-to-one borrower limit of Wilmington Trust Company, the Company’s principal banking subsidiary (“WTC”);

•	The director or any member of his or her immediate family received more than $100,000 in direct compensation, other than directors’ fees, from the Company within any of the last three years;

•	The Company’s total payments to or from a firm that employs the director or for which his or her immediate family member is an executive officer exceeded the greater of $1 million or 1% of the firm’s gross revenues within any of the last three years; or

•	The Company’s contributions to a charitable organization that employs the director exceeded $200,000 within any of the last three years.

Under these standards, Mss. Burger, Krug, and Whiting and Messrs. Crompton, du Pont, Elliott, Foley, Mears, Mobley, Roselle, Sharp, and Tunnell are independent. In reaching this determination, the Nominating and Corporate Governance Committee considered contributions the Company makes to the University of Delaware, of which Mr. Roselle is president. Accordingly, all of the members of the Audit, Compensation, and Nominating and Corporate Governance Committees are independent. Richard R. Collins, Hugh E. Miller, and Thomas P. Sweeney, who served as directors until their retirement in April 2006, also were independent under these standards.

We post these independence standards on our Website at www.wilmingtontrust.com under “About Us.”

In addition, no member of the Audit Committee or his or her immediate family may have received any consulting, advisory, or other compensatory fee, other than directors’ fees, from the Company in its most recent fiscal year.

          Qualifications

Directors are selected for their integrity and character, sound, independent judgment, breadth of experience, insight and knowledge, and business acumen. Leadership skills, business experience, and diversity are among the relevant criteria, which may vary over time depending on the Board’s needs. The Nominating and Corporate Governance Committee considers candidates with these qualifications for recommendation to the full Board for approval.

The Board does not limit the number of other public company boards on which a director may serve.

In general, no director may stand for reelection to the Board after reaching age 69. The Board may in unusual circumstances ask a director to stand for reelection after the prescribed retirement date. A staff member director who has served as the Chief Executive Officer retires from the Board when retiring from employment with the Company.

          Orientation and Continuing Education

New directors are provided an orientation process to become familiar with the Company and its strategic plans and businesses, significant financial matters, core values and ethics, compliance programs, corporate governance practices, and other key policies and practices, through a review of a variety of printed materials and meetings with senior executives. On a periodic basis, the Board is provided with continuing education relevant to its duties and responsibilities.

          Compensation

The Board believes that compensation for outside directors should be competitive. Our common stock is a key component, with payment of a portion of director compensation in the form of our stock and/or phantom stock units. Directors also receive stock options from the Company from time to time. The Compensation Committee reviews the level and form of director compensation periodically and, if appropriate, proposes changes for the Board’s consideration. See “Director Compensation in 2006.”

          Attendance at Annual Shareholders’ Meeting

All of our directors attended last year’s annual shareholders’ meeting.

          Annual Self-Evaluation

The Board and each of the Audit, Compensation, and Nominating and Corporate Governance Committees makes an annual self-evaluation of its performance, with a particular focus on overall effectiveness.

          Access to Management and Advisors

Directors have access to the Company’s management, and are encouraged to visit the Company’s facilities. The Board and its committees may retain outside legal, financial, or other advisors.

          Interaction with the Investment Community, Media, and Others

The Board believes that management generally should speak for the Company and recommends that directors refer inquiries to the Company.

Board Meetings

          Selection of Agenda Items

The Chairman of the Board prepares the initial draft of the agenda for Board meetings. This is provided to the directors at least one month prior to the Board meeting, and they are encouraged to suggest items for inclusion on the agenda and may raise subjects not specifically on the agenda.

          Attendance of Senior Executives

The Board welcomes regular attendance of the Company’s senior executives at Board meetings to participate in discussions. Presentation of matters to be considered by the Board are generally made by the responsible executives and their staff.

          Executive Sessions

Board meetings regularly include an executive session of all non-management directors. The chair of the Nominating and Corporate Governance Committee leads these executive sessions. Interested parties may communicate directly with the chair of the Nominating and Corporate Governance Committee as well as the Company’s other independent directors at www.ethicspoint.com.® All such communications are provided to the Company’s General Counsel and the chair of the Audit Committee; those addressed to individual directors or the Board generally will be provided directly to those directors, and those involving human resources-related issues also are provided to the Company’s senior management.

Leadership Assessment

          Succession Planning

The Board has responsibility for selecting the Chief Executive Officer and assisting in planning for succession of members of the Company’s executive management team. To assist the Board, the Chief Executive Officer periodically provides the Board with an assessment of certain of the Company’s senior executives and their potential to succeed to the position of Chief Executive Officer. The Chief Executive Officer also provides the Board with an assessment of potential successors to other key positions within the Company.

          Evaluation and Compensation of the Chief Executive Officer

Through an annual process, outside directors evaluate the Chief Executive Officer’s performance and the Compensation Committee sets his compensation.

          Stock Ownership Guidelines

Each of our directors is required to own 4,000 shares of our stock, and each of our senior officers is required to own a number of shares of our stock with a value equal to a multiple of his or her base salary, depending on the officer’s level, within four years after first becoming a director or senior officer. These Stock Ownership Guidelines are posted on our Website at www.wilmingtontrust.com under “About Us.”

          Code of Conduct and Ethics

The Company has adopted a Code of Conduct and Ethics for all of its directors and staff members, including its executive officers. This Code is posted on our Website at www.wilmingtontrust.com under “About Us,” and is available in print to any shareholder who requests it. The Company will post changes to and waivers of any provisions of the Code of Conduct and Ethics applicable to these directors and executive officers on its Website promptly.

The full text of our corporate governance principles is posted on our Website at www.wilmingtontrust.com under “About Us,” and is available in print to any shareholder who requests it.

Committees of the Board

Audit Committee	Responsibilities include:
• Monitoring the quality and integrity of the Company’s accounting policies, financial statements, disclosure practices, and compliance with legal and regulatory requirements

• Overseeing the independence and performance of the Company’s internal auditor and independent registered public accounting firm

• Reviewing reports of governmental agencies

• Preparing a report on audit matters and recommending that that report be filed with the Securities and Exchange Commission (the “SEC”)

All members of the Audit Committee are independent directors. See the Audit Committee Report on page .

Compensation Committee	Responsibilities include:
• Providing counsel and making recommendations to the Chairman of the Board and the full Board of Directors with respect to the performance of the Chairman of the Board and Chief Executive Officer

• Advising on compensation, including salaries and employee benefits

• Administering the Company’s Executive Incentive Plan, stock purchase and stock option plans, and the Directors’ Deferred Fee Plan

• Preparing a report on executive compensation matters and recommending to the Board of Directors that that report be filed with the SEC

All members of the Compensation Committee are independent directors. See the Compensation Committee Report on page .

Nominating and Corporate Governance Committee	Responsibilities include:
• Recommending candidates for membership on the Board of Directors and its committees

• Overseeing matters of corporate governance

• Overseeing succession planning for the Company’s executive management

• Addressing significant shareholder relations issues

All members of the Nominating and Corporate Governance Committee are independent directors.

Each of these committees’ charters is posted on our Website at www.wilmingtontrust.com under “About Us,” and is available in print to any shareholder who requests it.

Committee Membership

The following chart provides information about Board committee membership and the number of meetings that each committee held in 2006.

NOMINATING AND
CORPORATE
NAME	AUDIT		COMPENSATION		GOVERNANCE

Carolyn S. Burger			X		X	*
Ted T. Cecala
Charles S. Crompton Jr.	X
Thomas L. du Pont
R. Keith Elliott	X	*			X	**
Donald E. Foley
Robert V. A. Harra Jr.
Gailen Krug	X		X		X	**
Rex L. Mears	X		X
Stacey J. Mobley					X
David P. Roselle			X	*	X
H. Rodney Sharp III			X		X
Robert W. Tunnell Jr.	X
Susan D. Whiting					X
Number of meetings in 2006	8		2		4

*  Chairperson

** Committee member through April 2006, when the Board’s committees were reappointed.

Directors fulfill their responsibilities not only by attending Board and committee meetings, but also by communicating with the Chairman of the Board and Chief Executive Officer and other members of management relative to matters of mutual interest and concern to the Company. In 2006, seven meetings of the Board of Directors were held. No director attended less than 75% of the meetings of the Board and the committees on which he or she served in 2006.

AUDIT MATTERS

Audit Committee Report.

The Audit Committee provides the following report with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2006:

•	The Audit Committee has reviewed and discussed with management the Company’s fiscal 2006 audited financial statements;

•	The Audit Committee has discussed with the Company’s independent registered public accounting firm, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 and Staff Accounting Bulletin No. 99;

•	The Audit Committee has received the written disclosures and letter from KPMG required by Independence Standards Board No. 1, relating to the auditors’ independence from the Company and its related entities, and has discussed with the auditors their independence from the Company; and

•	Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the fiscal 2006 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

Submitted by the Audit Committee of the Company’s Board of Directors:

R. Keith Elliott, Chair
Charles S. Crompton Jr.
Gailen Krug
Rex L. Mears
Robert W. Tunnell Jr.

All of the Committee’s members are independent of the Company and are financially literate, and at least one member of the Committee has financial management expertise. In addition, the Company’s Board of Directors has determined that Mr. Elliott qualifies as an audit committee financial expert for purposes of the Securities and Exchange Commission’s rules. However, as those rules provide, Mr. Elliott is not thereby deemed to be an “expert” for any purpose under the securities laws or has any duty, obligation, or liability greater than the duties, obligations, and liabilities he would have as a member of the Audit Committee and the Board of Directors in the absence of that designation. In addition, the designation of Mr. Elliott as an audit committee financial expert does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board of Directors.

While the Audit Committee oversees the Company’s financial reporting process for the Board of Directors consistent with that Committee’s charter, the Company’s management has primary responsibility for this process and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The responsibility for the completeness and accuracy of the Company’s financial statements rests with its management. In addition, our independent registered public accounting firm and not the Audit Committee is responsible for auditing those financial statements. None of the Committee’s members is a certified public accountant, and each member of the Committee is entitled to rely on the integrity of persons and organizations within and outside the Company from which he or she receives information and the accuracy of the financial and other information provided to the Committee.

The Audit Committee or the Chair of the Audit Committee pre-approves audit, review, and attest engagements and permissible non-audit services the Company’s independent registered public accounting firm provides, or those services are performed in accordance with pre-approval policies and procedures the Audit Committee has established. The Company’s policies with respect to the approval and pre-approval of services the independent registered public accounting firm provides are reflected in the Independent Registered Public Accounting Firm Services Policy the Audit Committee has adopted and which is attached to this proxy statement as part of Exhibit A.

Audit, Audit-Related, Tax, and All Other Fees

The following table represents fees for professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements in 2006 and 2005 and fees for other services rendered by KPMG in 2006 and 2005:

	2006	2005

Audit fees	$2,085,775	$2,046,428
Audit-related fees(1)	$323,090	$455,368
Tax fees(2)	$20,810	$29,824
All other fees	$—	$—

	$2,429,675	$2,531,620

(1)	Audit-related fees for 2006 and 2005 consisted principally of: audits of financial statements of employee benefit plans, common trust funds, and the Company’s broker-dealer and other subsidiaries; and accounting consultation regarding potential acquisitions.

(2)	Tax fees for 2006 and 2005 consisted of tax consulting and advice in connection with potential acquisitions; and advice related to international and state tax issues.

The Audit Committee has considered whether the provision of the foregoing audit, audit-related, and tax services is compatible with maintaining KPMG’s independence, and believes that it is.

Independence and Audit Committee Charter.

Each member of the Audit Committee is “independent” under the definition of independence contained in the New York Stock Exchange’s current listing standards. The Board of Directors has adopted a written Audit Committee Charter.

Representatives of KPMG are expected to be present at our Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

PROPOSAL YOU MAY VOTE ON
PROPOSAL ONE — ELECTION OF DIRECTORS

There are three nominees in the Company’s Class of 2010 for election as directors this year. Detailed information on each is provided below. Each class of directors is elected for a three-year term. If any director is unable to stand for re-election, your Board may reduce its size or designate a substitute.

If a substitute is designated, proxies voting on the original director candidate will be cast for the substituted candidate.

Your Board unanimously recommends a vote FOR each of these directors.

Nominee Biographies

Class of 2010
Voting is for this Class

R. Keith Elliott, Age 64
Director since 1997

Mr. Elliott is retired Chairman and Chief Executive Officer of Hercules Incorporated. From 1991 through April 2000, he served that company as Chairman and Chief Executive Officer, President and Chief Executive Officer, President and Chief Operating Officer, and Executive Vice President and Chief Financial Officer. He is the lead director of Checkpoint Systems, Inc., a director of QSGI, Inc., and a director of The Institute for Defense Analyses.

Gailen Krug, Age 52
Director since 2004

Ms. Krug has served as Chief Investment Officer and Vice President of Waycrosse, Inc., a private investment company that oversees two globally diversified portfolios of financial assets, since 1999.

Stacey J. Mobley, Age 61
Director since 1991

Mr. Mobley has served as Senior Vice President, General Counsel, and Chief Administrative Officer of E.I. du Pont de Nemours and Company since 2000.

Charles S. Crompton Jr. and H. Rodney Sharp III will not stand for re-election in accordance with the Company’s bylaws, which provide in general that no director who has attained the age of 69 can stand for re-election.

The following individuals currently serve as directors in the two other classes. Their terms will end at the annual shareholders’ meetings in 2008 and 2009, respectively.

Class of 2008 — One Year Term Remaining
This Class was Elected at the 2005 Annual Shareholders’ Meeting

Carolyn S. Burger, Age 66
Director since 1991

Ms. Burger was a principal in CB Associates, Inc., a consulting firm specializing in legislation, technology deployment for senior executives, and executive coaching, from 1996 through 2002. She served as President and Chief Executive Officer of Bell Atlantic — Delaware, Inc. from 1991 to 1996.

Robert V. A. Harra Jr., Age 57
Director since 1996

Mr. Harra has served as a director, President, and Chief Operating Officer of the Company since 1996.

Rex L. Mears, Age 65
Director since 1992

Mr. Mears has served as President of Ray S. Mears and Sons, Inc., a farming corporation, since 1967.

Robert W. Tunnell Jr., Age 52
Director since 1992

Mr. Tunnell became managing partner of Tunnell Companies, an owner and developer of real estate, in 1981.

Susan D. Whiting, Age 50
Director since 2005

Ms. Whiting has served as executive vice president of the Nielsen Company and chairman of Nielsen Media Research, Inc. since 2006. She previously served as president of Nielsen Media Research, Inc. from 2001 to 2006.

Class of 2009 — Two Year Term Remaining
This Class was Elected at the 2006 Annual Shareholders’ Meeting

Ted T. Cecala, Age 57
Director since 1996

Mr. Cecala became a director, Chairman of the Board, and Chief Executive Officer of the Company and WTC in 1996. Mr. Cecala also serves as a member of the Board of Managers of each of Cramer Rosenthal McGlynn, LLC and Roxbury Capital Management, LLC.

Thomas L. du Pont, Age 58
Director since September 2006

Mr. du Pont is Chairman and Publisher of DuPont Publishing, Inc., a fully integrated publisher of specialty marketplace magazines featuring luxury lifestyle products for sale, which was founded in 1984.

Donald E. Foley, Age 55
Director since July 2006

Mr. Foley has been Senior Vice President, Treasurer, and Director of Taxes at ITT Corporation, a diversified manufacturer of electrical, defense, fluid technologies, and other industrial products, since 2003. He has served as Vice President, Treasurer, and Director of Taxes of that company since 2000.

David P. Roselle, Age 67
Director since 1991

Mr. Roselle has served as President of the University of Delaware from 1990 through 2006, and his tenure there will conclude on July 1, 2007.

Executive Officers Who Are Not Directors

The following contains information about the Company’s executive officers who are not directors.

Michael A. DiGregorio, Age 60
Executive officer since 2003

Mr. DiGregorio became a Senior Vice President, Secretary, and General Counsel of the Company and of WTC in 2003. He previously served as Vice President and Secretary of the Company from 2001 to 2003 and as Vice President of WTC from 1991 to 2003.

William J. Farrell II, Age 48
Executive officer since March 2005

Mr. Farrell became an Executive Vice President of the Corporation and WTC in 2002. In 2005, he assumed oversight of WTC’s Corporate Client Services Department. He previously oversaw all areas of WTC’s Trust Operations and Systems Development and Information Technology Departments since 1998.

David R. Gibson, Age 49
Executive officer since 1992

Mr. Gibson became an Executive Vice President and Chief Financial Officer of the Company and of WTC in 2002. He previously served as Senior Vice President and Chief Financial Officer of the Company since 1997 and of WTC since 1996.

Kevyn N. Rakowski, Age 53
Executive officer since 2006

Ms. Rakowski became a Senior Vice President and Controller of the Company in 2006. She previously served as Vice President and Controller of Marlin Leasing Corporation from June 2004 to April 2006 and as Director of Accounting and Reporting for Infrasource, Inc. from 2000 to 2004.

Rodney P. Wood, Age 46
Executive officer since 1999

Mr. Wood became an Executive Vice President of the Company and WTC in 2002. He previously served as a Senior Vice President of the Company since 2001 and as a Senior Vice President of WTC in its Wealth Advisory Services Department since 1999.

Ownership of Wilmington Trust Stock

The following table includes shares in the Company beneficially owned by each director and nominee, each executive officer named in the Summary Compensation Table on page   , and by all directors and executive officers as a group as of December 31, 2006.

Under the SEC’s rules, “beneficial ownership” includes shares for which an individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit.

								Phantom	Restricted
Name of							Percent of	Stock	Stock
Beneficial Owner	Amount and Nature of Beneficial Ownership					Total	Class	Units(10)	Units(11)
	(Number of		Voting and/or
	Shares)		Investment		Right to
	Direct(1)		Power(5)		Acquire(9)

C. S. Burger	6,141		—		19,500	25,641
T. T. Cecala	352,508		—		527,432	879,940	1.285%
C. S. Crompton Jr.	8,426		9,000		19,500	36,926		9,631
T. L. du Pont	—		23,200	(6)	—	23,200
R. K. Elliott	5,736		—		19,500	25,236		3,040	363
W. J. Farrell	78,719	(2)	—		152,000	230,719
D. E. Foley	—		—		—	—
D. R. Gibson	51,169	(2)	94		137,000	188,263
R.V.A. Harra Jr.	334,381	(3)	609		265,000	599,990
G. Krug	835		500		—	1,335
R. L. Mears	840		10,345		19,500	30,685
S. J. Mobley	5,428		—		19,500	24,928		6,142	1,264
D. P. Roselle	9,522		—		19,500	29,022
H. R. Sharp III	7,526		1,586,680	(7)	19,500	1,613,706	2.357%
R. W. Tunnell Jr.	73,813	(4)	316,852	(8)	19,500	410,165
S. D. Whiting	708		—		—	708
R. P. Wood	30,932	(2)	3,858		153,584	188,374
Directors, Nominees, and Executive Officers as a Group (20 persons)	981,723		1,952,138		1,424,016	4,357,877	6.366%	18,812	1,627

(1) This column includes stock held by directors and executive officers or certain members of their immediate families.

(2) These shares are pledged.

(3) One hundred forty-one thousand one hundred twenty-one of these shares are pledged.

(4) Seventy-one thousand nine hundred forty-five of these shares are pledged.

(5) This column includes stock for which directors or executive officers are deemed to have sole or shared voting power.

(6) Three thousand two hundred of these shares are pledged.

(7) Since he may be deemed in his capacity as trustee of a non-profit entity to have voting and/or investment power directly or indirectly, of 1,586,680 shares that entity holds, Mr. Sharp is listed as the beneficial owner of those shares.

(8) Two hundred twenty-five thousand five hundred forty-three of these shares are pledged.

(9) This column includes shares which directors or executive officers have the right to acquire within 60 days after December 31, 2006.

(10) These phantom stock units were acquired in lieu of directors’ fees. Their value is based on the market price of our common stock, together with dividend equivalents on that stock. The units can be redeemed only for cash following termination of the individual’s service as a director, and do not have voting rights.

(11) These restricted stock units were acquired in lieu of stock which the director was entitled to receive for his annual retainer. They earn dividend equivalents, and can be redeemed only for stock following termination of the individual’s service as a director.

In a Schedule 13G filed with the Securities and Exchange Commission, JP Morgan Chase & Co. (“JP Morgan”) reported that, as of December 29, 2006, certain of its subsidiaries held shares of our common stock as follows:

	(2) Name and Address of	(3) Amount and Nature of	(4) Percent
(1) Title of Class	Beneficial Owner	Beneficial Ownership	of Class

Common	J.P. Morgan Chase & Co. 270 Park Avenue New York, NY 10017	3,599,789(1)	5.2%

(1)	The Schedule 13G reflects that J.P. Morgan’s subsidiaries have sole voting power with respect to 2,927,852 of these shares and shared voting power with respect to 615,586 of these shares.

Compensation Discussion and Analysis

Overview

Our overall corporate strategies are to invest in businesses that have the most potential for long-term growth or high operating profit margins, be the market leader in each of our businesses, and increase profitability without compromising our overall risk profile.

Total Compensation Philosophy

To accomplish these strategies, we award compensation to executive officers to help assure that we attract, motivate, and retain qualified executives and provide them the opportunity to be rewarded for superior performance. The objectives for our compensation practices include to:

•	Offer a total compensation program that is competitive with the compensation practices of those peer companies with which we compete for talent;

•	Put a significant portion of executive compensation at risk based upon the achievement of pre-established objectives;

•	Align the interests of our executive officers with those of our shareholders through long-term incentives; and

•	Provide incentives that promote retention of our executive officers.

We believe our total compensation philosophy best serves to further our overall corporate objectives and rewards our executive officers appropriately.

Elements of Compensation

We seek to attract executive talent and motivate and retain executive officers by offering a balanced mix of pay that incorporates the following key components:

•	An annual base salary;

•	A potential annual cash bonus, which is based on corporate financial and individual performance goals;

•	Longer-term awards generally consisting of stock options and restricted stock, which are intended to retain executive officers and align their compensation with our shareholders’ interests; and

•	Certain other benefits.

We target total cash compensation at roughly an even split between an executive officer’s base salary and potential target cash bonus, but provide an opportunity for our executives to earn even larger bonuses for performance that exceeds expectations. We do not target any specific relation between an executive’s cash and non-cash compensation, but executives have the potential to earn a substantial portion of their total compensation from equity compensation. Our executive compensation program focuses our executive officers on enhancing shareholder value through their successful long-term strategic management. In addition to our cash bonus program, we do this by providing executive officers with ownership interests in our Company in the form of restricted stock and stock options. Since the ultimate value of the stock made available through these awards depends on our company’s success, restricted stock and stock options provide executive officers continuing incentives to increase stockholder value after the award is granted. Restricted stock provides compensation to the executive if the Company’s stock maintains its value, and increased compensation if the value of the Company’s stock increases. By contrast, an executive obtains compensation from stock options only if the value of the Company’s stock increases from the date of grant. We believe this mix of equity compensation awards helps us achieve an appropriate balance between short- and long-term performance and value objectives.

Our equity compensation awards are also structured to retain our executives. Restricted stock awards typically vest in one-third increments over three years after grant, thus facilitating retention of the executive officer. Stock option awards typically vest only after three years.

Each of our executive officers is required to own a number of shares of our stock with a value equal to a multiple of four to six times his or her base salary, depending on the officer’s level, within four years after first becoming an executive officer. Other senior officers are required to own a number of shares of our stock with a value equal to three times their base salaries, while each of our directors is required to own 4,000 shares of our stock.

Each executive officer’s total compensation package further includes benefits under our broad-based pension plan and a supplemental executive retirement plan, as well as under change-in-control agreements. These benefits foster the retention and stability of our executive management team. The supplemental plan is designed in part to provide executive officers with benefits to which they would otherwise be entitled under the broad-based pension plan, but which are limited under the terms of that plan by legislative and regulatory restrictions. Benefits under the supplemental plan are not currently funded, generally vest over a period of 15 years, and may be terminated upon a termination for cause or for competing with Wilmington Trust following termination of employment.

In addition to our pension and supplemental retirement plans, we provide change-in-control severance benefits and protections under separate agreements into which we have entered with our executive and certain other officers. These change-in-control agreements require a “double trigger,” meaning that our executive officers are not eligible to receive any payments under the agreements unless there is both a change-in-control and, within two years of the change-in-control, a termination of the executive officer’s employment by the Company actually or constructively in connection with that change-in-control. We do not have written employment agreements with our executive officers. In reviewing the performance of the Company’s executive officers other than Mr. Cecala, the Compensation Committee considers his views of their performance with respect to each element of compensation. Mr. Cecala attends the meetings of the Compensation Committee except when the Committee is determining his compensation or meeting in executive session.

Base Salaries

We determine base salaries for each executive officer by evaluating his or her responsibilities and performance. We also consider the competitive market for executive talent, and compare salaries we pay our executive officers to those paid to executive officers in comparable positions at comparable institutions. For compensation paid to our executive officers for 2006, the institutions against which we compared our executives’ compensation included:

•	Associated Bank-Corp

•	BOK Financial Corporation

•	Boston Private Financial Holdings, Inc

•	City National Corporation

•	Commerce Bancorp, Inc.

•	Commerce Bancshares, Inc.

•	Compass Bancshares, Inc.

•	FirstMerit Corporation

•	Fulton Financial Corporation

•	Investors Financial Services Corp.

•	Mellon Financial Corporation

•	Mercantile Bankshares Corporation

•	Valley National Bancorp

•	Zions Bancorporation

We typically set executive officers’ base salaries at or near the median of base salaries awarded at those institutions, based on the executive officer’s duties. This is consistent with our Company’s practice in paying our staff members generally. We believe this target best enables us to attract and retain executive talent consistent with our shareholders’ interests. We typically adjust executive officers’ salaries annually to take into account our company’s and the individual’s performance, as well as any changes in the executive officer’s responsibilities during the most recent year. We also consider the financial results of the business line or area over which the executive officer has responsibility and his or her leadership and contribution to our company’s performance. The Compensation Committee obtains independent information on executive compensation at other financial institutions from well-known executive compensation consulting firms.

Bonuses

We provide our executive officers incentives in the form of cash and stock awards to recognize and reward the achievement of individual and corporate performance goals. No bonus is guaranteed but, if earned, executive officers can earn bonuses under this plan ranging from 0% to up to 200% of their base salaries. The available bonus pool for all of our executive officers is determined 50% based upon our net income against our plan and 50% based upon the growth in our net income against the net income of peer institutions, with individual officers eligible for additional bonus amounts for performance we deem outstanding. For 2006, the percentage growth in net income of our Company’s banking business ranked fifth among the performance of a company-constructed twelve-member banking-oriented peer group that includes ourselves as well as:

•	Associated Bank-Corp

•	BOK Financial Corporation

•	City National Corporation

•	Commerce Bancorp, Inc.

•	Commerce Bancshares, Inc.

•	Compass Bancshares, Inc.

•	FirstMerit Corporation

•	Fulton Financial Corporation

•	Mercantile Bankshares Corporation

•	Valley National Bancorp

•	Zions Bancorporation

The percentage growth in net income of our Company’s fee-based businesses ranked eighth, primarily due to the non-cash impairment charge for Roxbury Capital Management in the third quarter, among the performance of a company-constructed eight member peer group of fee-oriented banks that includes ourselves as well as:

•	The Bank of New York Company, Inc.

•	Boston Private Financial Holdings, Inc.

•	Bryn Mawr Bank Corporation

•	Investors Financial Services Corp.

•	Mellon Financial Corporation

•	Northern Trust Corporation

•	The PNC Financial Services Group, Inc.

We chose these companies as the comparator group for our banking- and fee-based businesses because they are in general of similar asset size to us and have had financial performance, including net income growth, return on equity, and return on assets, similar to ours over an extended period of time. All institutions in the banking-oriented group and fee-oriented peer group are collectively referred to as the “Peer Group.”

Our Compensation Committee can establish one or more quantitative or qualitative performance goals or other criteria as the basis for awarding executive officers bonus awards.

     Tax Considerations

Section 162(m) of the Internal Revenue Code and the regulations thereunder (collectively, “Section 162(m)”) prohibit companies from deducting compensation paid to certain executive officers in excess of $1 million unless that compensation is “performance-based.” Accordingly, salary and certain other compensation not tied to achievement of pre-established performance goals are included in Section 162(m)’s $1 million deduction cap.

Under our bonus plan, the Company is able to award compensation to executive officers a portion of which will be excluded from the deduction cap under Section 162(m) of the Internal Revenue Code (“Section 162(m) Participants”). In order to be able to deduct bonuses payable to our executive officers who qualify as Section 162(m) Participants, the performance goals applicable to those officers are based on any combination of one or more of the following criteria selected by the Compensation Committee at the beginning of the applicable performance period: income, net income, growth in income or net income, earnings per share, growth in earnings per share, cash flow measures, return on equity, return on assets, return on investment, loan loss reserves, market share, fees, growth in fees, assets, growth in assets, stockholder return, stock price, achievement of balance sheet or income statement objectives, expenses, reduction in expenses, charge-offs, non-performing assets, and overhead ratio. These goals may be company-wide or on a departmental, divisional, regional, or individual basis. Any goal may be measured in absolute terms, by reference to internal performance targets, or compared to another company or companies.

Mr. Cecala was the Company’s only Section 162(m) Participant for 2006. The performance factors on which his bonus was based were the Company’s net income against its plan and the growth in its net income against the Peer Group. We believe that compensation we paid for 2006 will be deductible under Section 162(m).

Annual bonus awards are paid in cash, except that a portion of bonus awards granted typically is made in the form of restricted stock; for 2006, this represented 20% of the executive officer’s bonus amount plus a 15% premium to compensate for (1) the delay in the executive’s receiving the award and (2) the fact that this portion of the award is made in stock and not in cash. This is the same allocation method generally used to award bonuses to other senior officers of the Company. We award restricted stock to our executive officers annually only at the regularly scheduled meeting of the Compensation Committee held in February of each year. Restricted stock awards generally vest over three years at a rate of one-third of the award each year after grant, and are subject to forfeiture prior to vesting. Any increase in value that accrues to our executive officers from restricted stock is based entirely on our stock’s performance subsequent to the date of grant, and bears a direct relationship to the value our shareholders realize.

Our shareholders have approved the bonus plan for our executive officers. Bonus awards for the prior fiscal year are approved at the Compensation Committee’s regularly scheduled meeting held in February of each year.

     Performance Objectives

The performance factors considered in establishing Mr. Cecala’s bonus for 2006 included our net income compared to our business plan and the change in our net income compared to the Peer Group.

The performance factors considered in establishing Mr. Gibson’s bonus for 2006 included implementing our interest rate risk management program, overseeing our funding activities, and fostering our company’s long-term corporate development.

The performance factors considered in establishing Mr. Harra’s bonus for 2006 included continuing to expand the geographic reach of our consumer and commercial banking business, developing new banking products, and continued focus on our overall regulatory compliance.

The performance factors considered in establishing Mr. Wood’s bonus for 2006 included developing further the company’s family office business and enhancing the distribution of our company’s investment management products.

The performance factors considered in establishing Mr. Farrell’s bonus for 2006 included his contributions in increasing Corporate Client Service’s revenue, developing new products, and expanding the business line’s presence in Europe.

We do not assign specific weightings to these criteria in awarding our executive officers bonuses. We multiply each executive officer’s bonus target by a factor determined 50% based upon our net income against our plan and 50% based upon the growth in our net income against the net income of peer institutions. We believe the criteria for these bonus awards facilitate retention of our executive officers, while putting a significant portion of our executives’ compensation at risk based on achievement of corporate objectives and aligning the interests of our executives with our shareholders.

Stock Options

Under our 2005 Long-Term Incentive Plan, we can make cash-based and stock-based awards. Stock options granted under that plan typically vest after three years and have terms of up to ten years, and are intended to motivate the recipients to increase our Company’s long-term value. In granting stock options to our executive officers, we consider the number of options the officer received previously; the officer’s level; changes in his or her duties and responsibilities during the year; and our Company’s current and prospective performance. We do not employ any formula in awarding stock options. We award stock options to our executive officers annually only at the regularly scheduled meeting of the Compensation Committee held in February of each year, and all stock options are granted with exercise prices equal to the last sale price of our stock on the date of grant. Any value that accrues to our officers from stock options is based entirely on appreciation in our stock price following the date of grant, and bears a direct relationship to the value our shareholders realize. In general, we prefer awarding executive officers stock options as incentives over restricted stock, since with options the officers must pay the exercise price to receive the stock and thus the only time the officer receives value from the option is if our stock price increases from the date of grant.

Our shareholders have approved our option plans.

Perquisites

We provide country club memberships for executive and other senior officers who have customer entertainment responsibilities.

Compensation Committee Report

The Compensation Committee has discussed the Compensation Discussion and Analysis above, and has recommended to the Board of Directors that that disclosure be included in this proxy statement.

Submitted by the Compensation Committee of the Company’s Board of Directors:

David P. Roselle, Chair
Carolyn S. Burger
Gailen Krug
Rex L. Mears
H. Rodney Sharp III

Other Compensation Disclosures

The Committee’s charter is posted on our Website at www.wilmingtontrust.com under “About Us.” The Committee does not delegate its authority to any person, but does consider Mr. Cecala’s views in setting compensation for executive officers other than himself.

The Company engaged McLagan Partners (“McLagan”), as compensation consultants, to evaluate the levels of base salaries, total cash compensation, and total compensation of the Company’s executive officers by comparison to the top five most highly compensated officers and officers with comparable titles at comparable institutions. McLagan provides unrelated consulting services to the Company’s Wealth Advisory Services business line. McLagan’s recommendations were based on its analysis of national compensation trends in executive compensation and industry-specific review of competitors’ actual pay practices. Our Human Resources Department monitors nationally published compensation surveys on a continuous basis, and would recommend review at an intermediate time if national trends indicated a need to reevaluate our competitive positioning.

Certain Relationships and Related Transactions

Certain of our Company’s subsidiaries have banking transactions in the ordinary course of business with directors, officers, and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the time for comparable transactions with others and that do not involve more than the normal risk of collectibility or present other unfavorable features.

The Compensation Committee’s members are David P. Roselle (Chair), Carolyn S. Burger, Gailen Krug, Rex L. Mears, and H. Rodney Sharp III. No member of the Compensation Committee is a current or past officer or employee of the Company. No executive officer of the Company serves as a member of the compensation committee or Board of Directors of any other company whose members include an individual who also serves on our Board of Directors or the Compensation Committee.

Ms. Burger and Mr. Sharp are indebted to WTC on the same terms and conditions as those for comparable transactions with others.

Our Code of Conduct and Ethics, which we post on our Website, prohibits directors and executive officers from engaging in transactions that may raise even the appearance of a conflict of interest with our Company. Our Company’s General Counsel reviews any significant transaction a director or executive officer proposes to have with the Company that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, the General Counsel ensures that all such transactions are reasonable and fair to our Company and its subsidiaries. The Company’s policies and procedures for the review and approval of related party transactions are in writing, posted on our Website at www.wilmingtontrust.com under “About Us,” and are available in print to any shareholder who requests them. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures.

Summary Compensation Table

The following table shows information about compensation the Company awarded in 2006 to its chief executive officer, chief financial officer, and its three other most highly compensated executive officers (the “Named Executive Officers”).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)(4)	(i)		(j)
							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	($)	($)(1)	($)(2)(3)	($)(3)	($)	($)	($)		Total

Ted T. Cecala,	2006	$634,400	$525,150	$180,356	$650,100	N/A	$535,525	$21,865	(5)	$2,547,396
Chairman of the Board and Chief Executive Officer

David R. Gibson,	2006	$246,600	$246,150	$45,311	$144,467	N/A	$87,674	$8,366	(5)	$778,567
Executive Vice President and Chief Financial Officer

Robert V.A. Harra, Jr.,	2006	$456,200	$317,041	$121,930	$288,933	N/A	$240,839	$19,530	(5)	$1,444,473
President and Chief Operating Officer

Rodney P. Wood,	2006	$370,200	$303,995	$103,027	$216,700	N/A	$67,247	$8,837	(5)	$1,070,006
Executive Vice President

William J. Farrell II,	2006	$286,000	$258,458	$49,403	$192,090	N/A	$103,392	$8,405	(5)	$897,748
Executive Vice President

(1) The Named Executive Officers were awarded the following total bonuses under the Company’s Incentive Plan for services performed during 2006: $656,400 for Mr. Cecala; $307,688 for Mr. Gibson; $396,302 for Mr. Harra; $379,994 for Mr. Wood; and $323,072 for Mr. Farrell. Twenty percent of those amounts, together with an additional 15% of that 20% to compensate for (a) the delay in the executive’s receiving the award and (b) the fact that this portion the award is made in stock and not cash, was made in the form of restricted stock and will be reported in the Summary Compensation Table of the Company’s proxy statement for its 2008 Annual Shareholders’ Meeting. Since it is in the form of restricted stock, this portion of each Named Executive’s Officer’s bonus is subject to forfeiture prior to vesting.

(2) These restricted shares were issued in lieu of 20% of the incentive compensation otherwise payable to the Named Executive Officers in 2006, together with an additional 15% of that 20% to compensate for (a) the delay in the executive’s receiving the award and (b) the fact that this portion of the award is made in stock and not in cash. Since it is in the form of restricted stock, this portion of each Named Executive Officer’s bonus is subject to forfeiture prior to vesting.

The value shown includes dividends received on the restricted stock awards in 2006.

(3) The assumptions used in valuing these stock and option awards are detailed in Note 18 to the consolidated financial statements contained in our Annual Report to Shareholders for 2006.

(4) The assumptions used in valuing these benefits are detailed in Note 17 to the consolidated financial statements contained on our Annual Report to Shareholders for 2006.

(5) Represents: (a) the Company’s contributions to its 401-k Thrift Savings Plan for each of Messrs. Cecala, Gibson, Harra, Wood, and Farrell of $6,600; (b) premiums the Company paid for term life insurance for each of Messrs. Cecala and Harra of $2,616; Mr. Wood of $2,237; Mr. Farrell of $1,804; and Mr. Gibson of $1,766; and (c) country club memberships for Mr. Cecala of $12,649 and Mr. Harra of $10,314.

No Named Executive Officer received perquisites in 2006 valued at $10,000 or more.

Grants of Plan-Based Awards for 2006

The following provides information about grants of plan-based awards for 2006:

		Estimated Future Payouts			Estimated Future Payouts
		Under Non-Equity Incentive			Under Equity Incentive
		Plan Awards			Plan Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
								All Other	All Other
								Stock	Stock
								Awards:	Awards:	Exercise
								Number	Number of	or Base	Grant Date
								of Shares	Securities	Price of	Fair Value
								of Stock	Underlying	Option	of Stock and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(1)	(#)	($/Sh)	Awards

Ted T. Cecala	2/22/06							5,928	90,000	$43.27	$1,194,305
David R. Gibson	2/22/06							1,421	20,000	$43.27	$269,887
Robert V.A. Harra Jr.	2/22/06							3,702	40,000	$43.27	$576,986
Rodney P. Wood	2/22/06							2,881	30,000	$43.27	$437,261
William J. Farrell II	2/22/06							1,840	30,000	$43.27	$392,217

(1)      Restricted stock awards vest one-third on February 22, 2007, one-third on February 22, 2008, and one-third on February 22, 2009. Dividends are paid on restricted stock at the rate paid on the Company’s outstanding stock. Restricted stock was received in lieu of 20% of the cash bonus otherwise payable to the Named Executive Officers for 2006, together with an additional 15% of that 20% to compensate for (a) the delay in the executive’s receiving the award and (2) the fact that this portion of the award is made in stock and not in cash. Since it is in the form of restricted stock, this portion of each Named Executive Officer’s bonus is subject to forfeiture prior to vesting.

Outstanding Equity Awards at 2006 Fiscal Year-End

The following table sets forth information about outstanding equity awards to the Named Executive Officers at December 31, 2006:

	Option Awards						Stock Awards
(a)	(b)	(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
										Equity	Equity
										Incentive	Incentive
										Plan	Plan
										Awards:	Awards:
				Equity						Number	Market or
				Incentive						of	Payout
				Plan						Unearned	Value of
				Awards:			Number		Market	Shares,	Unearned
	Number of	Number of		Number of			of Shares		Value of	Units or	Shares,
	Securities	Securities		Securities			or Units		Shares or	Other	Units or
	Underlying	Underlying		Underlying			of Stock		Units of	Rights	Other
	Unexercised	Unexercised		Unexercised	Option		That		Stock That	That	Rights That
	Options	Options		Unearned	Exercise	Option	Have Not		Have Not	Have Not	Have Not
	(#)	(#)		Options	Price	Expiration	Vested		Vested	Vested	Vested
Name	Exercisable	Unexercisable		(#)	($)	Date	(#)		($)	(#)	($)

Ted T. Cecala	15,606				$22.75	02/19/2007	1,242	(4)
	21,826				$31.50	02/18/2008	2,642	(5)
	60,000				$28.7812	02/17/2009	5,928	(6)
	80,000				$24.00	02/15/2010
	80,000				$30.875	02/14/2011
	90,000				$32.985	02/10/2012
	90,000				$27.91	02/19/2013
		90,000	(1)		$37.02	02/24/2014
		90,000	(2)		$33.90	02/20/2015
		90,000	(3)		$43.27	02/19/2016
David R. Gibson	3,174				$31.50	02/18/2008	306	(4)
	8,826				$31.50	02/18/2009	729	(5)
	20,000				$28.7812	02/17/2009	1,421	(6)
	20,000				$24.00	02/15/2010
	15,000				$30.875	02/14/2011
	30,000				$32.985	02/10/2012
	20,000				$27.91	02/19/2013
		20,000	(1)		$37.02	02/24/2014
		20,000	(2)		$33.90	02/20/2015
		20,000	(3)		$43.27	02/19/2016
Robert V.A Harra Jr	15,000				$22.75	02/19/2007	813	(4)
	3,174				$31.50	02/18/2008	2,078	(5)
	16,826				$31.50	02/18/2008	3,702	(6)
	30,000				$28.7812	02/17/2009
	40,000				$24.00	02/15/2010
	40,000				$30.875	02/14/2011
	40,000				$32.985	02/10/2012
	40,000				$27.91	02/19/2013
		40,000	(1)		$37.02	02/24/2014
		40,000	(2)		$33.90	02/20/2015
		40,000	(3)		$43.27	02/19/2016
Rodney P. Wood	11,646				$28.625	06/27/2009	828	(4)
	11,644				$28.625	06/27/2009	1,649	(5)
	11,644				$28.625	06/27/2009	2,881	(6)
	17,500				$24.00	02/15/2010
	21,762				$30.875	02/14/2011
	22,970				$32.985	02/10/2012
	26,418				$27.91	02/19/2013
		30,000	(1)		$37.02	02/24/2014
		30,000	(2)		$33.90	02/20/2015
		30,000	(3)		$43.27	02/19/2016

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
								Equity	Equity
								Incentive	Incentive
								Plan	Plan
								Awards:	Awards:
			Equity					Number	Market or
			Incentive					of	Payout
			Plan					Unearned	Value of
			Awards:			Number	Market	Shares,	Unearned
	Number of	Number of	Number of			of Shares	Value of	Units or	Shares,
	Securities	Securities	Securities			or Units	Shares or	Other	Units or
	Underlying	Underlying	Underlying			of Stock	Units of	Rights	Other
	Unexercised	Unexercised	Unexercised	Option		That	Stock That	That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)

William J. Farrell Jr.	5,000			$22.75	02/19/2007	282 (4)
	3,174			$31.50	02/18/2008	678 (5)
	8,826			$31.50	02/18/2008	1,840 (6)
	20,000			$28.7812	02/17/2009
	25,000			$24.00	02/16/2010
	25,000			$30.875	02/14/2011
	25,000			$32.985	02/10/2012
	20,000			$27.91	02/19/2013
		20,000 (1)		$37.02	02/24/2014
		30,000 (2)		$33.90	02/20/2015
		30,000 (3)		$43.27	02/19/2016

(1)      These options vest on 2/25/2007 and expire ten years after grant.

(2)      These options vest on 2/25/2008 and expire ten years after grant.

(3)      These options vest on 2/23/2009 and expire ten years after grant.

(4)      Restricted stock will vest on 2/26/2007.

(5)      Restricted stock will vest in equal annual installments on 2/23/2007 and 2/23/2008.

(6)      Restricted stock will vest in equal annual installments on 2/22/2007, 2/22/2008, and 2/23/2009.

Option Exercises and Stock Vested in 2006

The following table provides information about stock options exercised by and restricted stock vested for each Named Executive Officer during 2006:

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
	Number of Shares	Value Realized on	Number of Shares	Value Realized on
	Acquired on Exercise	Exercise	Acquired on Vesting	Vesting
Name	(#)	($)	(#)	($)

Ted T. Cecala	107,568	$2,863,693	2,563	$111,544
David R. Gibson	0	$0	671	$29,197
Robert V.A. Harra Jr.	76,348	$2,180,804	1,853	$80,621
Rodney P. Wood	11,082	$204,900	1,654	$71,991
William J. Farrell II	8,690	$237,106	622	$27,065

Pension Benefits as of December 31, 2006

The following table provides information about benefits under our Pension Plan and Supplemental Executive Retirement Plan (“SERP”), as well as under change-in-control agreements, for the Named Executive Officers at December 31, 2006:

(a)	(b)	(c)	(d)		(e)
		Number of Years	Present Value of		Payments During
		Credited Services	Accumulated Benefit		Last Fiscal Year
Name	Plan Name	(#)	($)		($)

Ted T. Cecala	Pension Plan	27.4	$402,949	(1)	N/A
	Supplemental Executive Retirement Plan	27.4	$3,729,026	(2)

David R. Gibson	Pension Plan	23.7	$156,719	(1)	N/A
	Supplemental Executive Retirement Plan	23.7	$512,907	(2)

Robert V.A. Harra Jr.	Pension Plan	35.6	$460,137	(1)	N/A
	Supplemental Executive Retirement Plan	35.6	$2,657,110	(2)

Rodney P. Wood	Pension Plan	7.5	$62,275	(1)	N/A
	Supplemental Executive Retirement Plan	7.5	$218,617	(2)

William J. Farrell II	Pension Plan	30.6	$159,237	(1)	N/A
	Supplemental Executive Retirement Plan	30.6	$710,180	(2)

(1)      Based on the American Academy of Actuaries 1983 Group Annuity Mortality (Male) table and an assumed interest rate of 6.1%.

(2)      Based on the American Academy of Actuaries 1983 Group Annuity Mortality (Male) table and an assumed interest rate of 6.0%.

Pension Plan and SERP

Our Pension Plan is designed to provide retirement benefits to the Company’s staff members, including the Named Executive Officers. The SERP is designed to provide retirement benefits that would not be permitted to be paid under the Pension Plan by the Internal Revenue Code. The Company does not grant extra years of credited service under the Pension Plan or the SERP.

The normal annual retirement benefit from the Pension Plan is the greater of:

(a)	1.5% of the Named Executive Officer’s average annual earnings for the five-year period ending December 31, 1993, multiplied by years of service as of December 31, 1993; or

(b)	(1) (a) 1.5% of the Named Executive Officer’s average annual earnings for the five-year period ending December 31, 1987; (b) less 1.25% of the Social Security Primary Insurance Amount (the “PIA”) as of December 31, 1987; (c) all

multiplied by years of service as of December 31, 1987; plus

(2) 1.0% of the Named Executive Officer’s earnings during 1988 up to one-half of the 1988 Social Security taxable wage base, plus 1.8% of earnings during 1988 in excess of one-half of the Social Security taxable wage base; plus

(3) For each year after 1988, (a) 1.25% of the Named Executive Officer’s earnings in that year up to one-half of the Social Security taxable wage base for that year, plus (b) 1.6% of earnings during that year in excess of one-half of the SSTWB.

For purposes of determining amounts to which participants are entitled under the Pension Plan, for years before 1994, earnings include base salary and amounts paid under our Profit-Sharing Bonus Plan (the “Profit-Sharing Bonus Plan”), but do not include bonus or incentive payments. The Profit-Sharing Bonus Plan was terminated in 2003. For years after 1993, earnings also include bonus and incentive payments. Benefits under the Pension Plan vest in full after five years of participation in the plan. The normal form of pension provided under the Pension Plan is a single life annuity or a 50% joint and survivor benefit. The Pension Plan also provides for an actuarially-equivalent joint and survivor annuity with a survivor benefit of 66 2/3% or 100%, as selected by the participant.

The normal monthly retirement benefit from the SERP is 60% of the Named Executive Officer’s average monthly earnings for the 60-month period ending with his or her retirement date, multiplied by a fraction the numerator of which is the Named Executive Officer’s years of credited service at retirement and the denominator of which is 30. All such amounts are reduced by benefits payable from the Pension Plan.

For purposes of determining amounts to which participants are entitled under the SERP, average monthly earnings include base salary and amounts paid under the Profit-Sharing Bonus Plan and bonus and incentive plans. The SERP pays a monthly pension, beginning at the same time the Named Executive Officer begins to receive his or her Pension Plan benefit, in the form of a single life annuity or a 50% joint and survivor annuity. Benefits under the SERP begin to vest after five years’ participation in the plan at the rate of one-fifteenth per year, but accelerate and vest in full (a) upon reaching 55 with ten years participation or (b) in the event of a “Change in Control” as that term is defined in the change in control agreements discussed below.

Messrs. Cecala and Harra are eligible for early retirement under the Pension Plan and the SERP. Each plan provides for a reduction in benefits in the event of early retirement. The maximum reduction is 40% of the benefit available on the normal retirement date if retirement is seven years before that date.

The assumptions used in valuing the benefits reflected in the table above are detailed in Note 17 to the consolidated financial statements contained in our Annual Report to Shareholders for 2006. Those benefits are not subject to deduction of Social Security or other offset amounts.

Change-in-Control Agreements

Under change-in-control agreements certain of the Company’s subsidiaries have entered into with certain of their officers, including the Named Executive Officers, those Subsidiaries pay severance pay and a continuation of certain benefits if (a) a “Change in Control” occurs and (b) the officer’s employment is terminated involuntarily, either actually or constructively, without cause within two years after that Change in Control. In general, the agreements deem a “Change in Control” to have occurred if any of the following happens:

•	The Company or the subsidiary consolidates or merges with a third party;

•	The Company or the subsidiary transfers substantially all assets to a third party or completely liquidates or dissolves;

•	A third party acquires any combination of beneficial ownership of and voting proxies for more that 15% of the Company’s or the subsidiary’s voting stock or the ability to control the election of the Company’s directors or its management or policies;

•	The persons serving as the Company’s directors on February 29, 1996, and those replacements or additions subsequently nominated by that Board or by persons nominated by them, are no longer at least a majority of the Company’s Board; or

•	A regulatory agency determines that a change in control of the Company has occurred.

Under these agreements, the Named Executive Officer is entitled to severance pay in a lump sum of 100% times three years’ of the Named Executive Officer’s (1) highest base salary in the 12 months preceding the termination of his or her employment and (2) bonus and incentive payments for the preceding calendar year, all discounted to present value at a discount rate of the rate paid on the termination date on U.S. Treasury bills with maturities of one and one-half years. In addition, the Named Executive Officer generally would receive medical, life, disability, and health-and-accident benefits at the subsidiary’s expense for three years. These payments and the value of these benefits would be estimated to total $3,672,449 for Mr. Cecala, $1,956,501 for Mr. Gibson, $2,441,929 for Mr. Harra, $2,158,670 for Mr. Wood, and $1,999,515 for Mr. Farrell at December 31, 2006, and are independent of retirement benefits payable to those officers. These amounts assume the costs of the Named Executive Officer receiving family coverage for medical, dental, and vision benefits for three years after termination of employment.

Nonqualified Deferred Compensation as of December 31, 2006

(a)	(b)	(c)	(d)	(e)	(f)
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawals/	Balance at
	Last FY	Last FY	Last FY	Distributions	Last FYE
Name	($)	($)	($)	($)	($)

Ted T. Cecala	N/A	N/A	N/A	N/A	N/A
David R. Gibson	N/A	N/A	N/A	N/A	N/A
Robert V.A. Harra Jr.	N/A	N/A	N/A	N/A	N/A
Rodney P. Wood	N/A	N/A	N/A	N/A	N/A
William J. Farrell II	N/A	N/A	N/A	N/A	N/A

Director Compensation in 2006

The following table provides information about compensation paid to our directors in 2006:

(a)	(b)	(c)(3)	(d)(3)	(e)	(f)
					Change in
					Pension
					Value and
				Non-Equity	Nonqualified	(g)
	Fees Earned or			Incentive Plan	Deferred	All Other	(h)
	Paid in Cash	Stock Awards	Option Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Carolyn S. Burger	$38,032	$14,968	$32,672	N/A	N/A	N/A	$85,672
Richard R. Collins(1)	$9,632	$14,968	$32,672	N/A	N/A	N/A	$52,272
Charles S. Crompton Jr.	$16,363	$29,937	$32,672	N/A	N/A	N/A	$78,972
Thomas L. duPont	$19,000	—	$2,163	N/A	N/A	N/A	$21,163
R. Keith Elliott	$43,964	$14,968 (4)	$32,672	N/A	N/A	N/A	$91,604
Donald E. Foley	$21,000	—	—	N/A	N/A	N/A	$21,000
Gailen Krug	$36,532	$14,968	$14,023	N/A	N/A	N/A	$65,523
Rex L. Mears	$38,932	$14,968	$32,672	N/A	N/A	N/A	$86,572
Hugh E. Miller(1)	$9,632 (2)	$14,968	$32,672	N/A	N/A	N/A	$57,272
Stacey J. Mobley	$15,763 (2)	$29,937 (4)	$32,672	N/A	N/A	N/A	$78,372
David P. Roselle	$38,032	$14,968	$32,672	N/A	N/A	N/A	$85,672
H. Rodney Sharp III	$18,163	$29,937	$32,672	N/A	N/A	N/A	$80,772
Thomas P. Sweeney(1)	$6,032 (2)	$14,968	$32,672	N/A	N/A	N/A	$53,272
Robert W. Tunnell Jr.	$19,063	$29,937	$32,672	N/A	N/A	N/A	$81,672
Susan Whiting	$13,763	$29,937	$6,850	N/A	N/A	N/A	$50,550

(1)      Messrs. Collins, Miller, and Sweeney retired as directors in April 2006.

(2)      Messrs. Miller, Mobley, and Sweeney deferred receipt of cash earned for 2006 until retirement.

(3)      The assumptions used in valuing these stock and option awards are detailed in Note 18 to the consolidated financial statements contained in our Annual Report to Shareholders for 2006.

(4)      Messrs. Elliott and Mobley deferred receipt of shares earned for 2006 until retirement.

As of December 31, 2006, 27,500 nonstatutory stock options were outstanding to each outside director except for Mss. Krug and Whiting and Messrs. duPont and Foley; 8,000 nonstatutory stock options were outstanding to Ms. Krug; 4,000 nonstatutory stock options were outstanding to Ms. Whiting; and 1,000 stock options were outstanding to Mr. duPont.

We pay our outside directors an annual retainer of $30,000 and a $2,000 fee for each Board meeting they attend. We also pay them a $1,200 fee for each committee meeting they attend. The Chairpersons of the Compensation Committee and the Nominating and Corporate Governance Committee receive an additional $2,500 annually; the Chairperson of the Audit Committee receives an additional $5,000 annually.

Directors receive the first half of their annual retainer in our Company’s common stock. Each director may elect to receive the second half of the annual retainer either in cash or our Company’s common stock. Directors can elect each year to defer receipt of the cash and/or stock portion of their directors’ fees until they are no longer a director.

If a director elects to defer receipt of any cash portion of his or her directors’ fees, he or she may elect to earn a yield on the deferred portion based on (1) yields WTC pays on certain of its deposit products and/or (2) changes in the price of our Company’s common stock, together with dividends on that stock at the rate earned on our Company’s outstanding stock. If a director elects to defer receipt of any stock portion of his or her director’s fees, the deferred portion will accrue dividend equivalents at the rate earned on our Company’s outstanding stock until paid.

Under our Company’s 2005 Long-Term Incentive Plan, directors also are entitled to receive stock options. Those stock options are granted only at the regularly scheduled meeting of the Compensation Committee held in February of each year. The exercise price of any options granted to our Company’s directors is the last sale price of our stock on the date of grant. Options in respect of 2,011,065 shares remain available for grant under our 2005 Long-Term Incentive Plan.

Directors who are also officers of the Company do not receive any fees or other compensation for service on any committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires the Company’s directors, certain officers, and others to file reports of their ownership of our stock with the SEC.

After reviewing copies of those forms it has received and written representations, the Company believes that all required filings were made on a timely basis, except that a gift by Mr. Tunnell in 2005 was reported late in 2006.

Availability of Form 10-K

The Company will file with the SEC an Annual Report on Form 10-K for 2006. The Company will provide a copy of that report on written request without charge to any person whose proxy it is soliciting. Please address your request to Ellen J. Roberts, Vice President, Investor Relations, Wilmington Trust Corporation, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890.

Independent Registered Public Accounting Firm Services Policy

The Audit Committee of the Board of Directors of Wilmington Trust Corporation and its subsidiaries (collectively, the “Company”) reviews regularly all services provided to the Company by its independent registered public accounting firm (the “Auditor”). In light of recent public concerns regarding non-audit services provided to companies by their Auditor and requirements imposed by the Sarbanes-Oxley Act, the Securities and Exchange Commission, and the New York Stock Exchange, the Audit Committee of the Company’s Board of Directors has adopted the following policy regarding services provided by the Auditor.

The Audit Committee has agreed that the following services may be procured from the Auditor without further prior approval of the Audit Committee:

1.	Annual consolidated and subsidiary financial statement audits, including reviews of unaudited quarterly consolidated financial statements and procedures developed in response to new or pending pronouncements by governing authorities, such as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, the Securities and Exchange Commission, or the New York Stock Exchange;

2.	Statement of Auditing Standards No. 70 Report of the Company’s Corporate Retirement and Custody Services Division and Wealth Advisory Services Business Line;

3.	Annual financial statements audits of the Company’s defined benefit, defined contribution and other employee benefit plans, and common and short-term trust funds;

4.	Review of audits of the Company’s affiliates;

5.	Tax compliance assistance in preparing the Company’s federal and state income tax returns;

6.	Tax planning research;

7.	Reports on the effectiveness of internal controls required by FDICIA and/or the Sarbanes-Oxley Act; and

8.	Consents and comfort letters required for the Company’s filings under the 1933 Securities Act and the 1934 Securities and Exchange Act.

All such services provided by the Auditor shall be reported to the Audit Committee at its next meeting. It is the intent of the Audit Committee to adhere to these listed services being provided by the Auditor. However, the Audit Committee is willing to consider a recommendation by the Company’s management as to a specific service if management believes that the provision of such services would not compromise the Auditor’s independence.

Any engagement of the Auditor for the performance of “consulting services” other than the services listed above shall be reviewed by the Audit Committee prior to engagement. Situations requiring urgency may be authorized by the Committee Chair. In no circumstance will the Auditor be engaged to provide services prohibited by the Sarbanes-Oxley Act or its implementing regulations, including financial information systems design and implementation, or to prepare personal tax returns of any of the Company’s executive officers.

EXHIBIT A

WILMINGTON TRUST CORPORATION
ANNUAL SHAREHOLDERS’ MEETING
Thursday, April 19, 2007
10:00 a.m.
Wilmington Trust Plaza
Mezzanine Level
301 West Eleventh Street
Wilmington, Delaware

Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 19, 2007.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.
If no choice is specified, the proxy will be voted “FOR” Item 1.
By signing the proxy or voting by telephone or the Internet, you revoke all prior proxies and appoint David R. Gibson and Michael A. DiGregorio, and each of them, acting in the absence of the other, with full power of substitution, to vote your shares on the matter shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
See reverse for voting instructions.

COMPANY #

To Our Shareholders,
You are cordially invited to attend our Annual Shareholders’ Meeting, to be held at the Wilmington Trust Plaza, Mezzanine Level, 301 West Eleventh Street, Wilmington, Delaware, at 10:00 A.M. on Thursday, April 19, 2007.
At the Annual Meeting, we will review our performance and answer any questions you may have. The enclosed proxy statement provides you with more details about items that will be addressed at the Annual Meeting. After reviewing the proxy statement, please sign, date, and indicate your vote for the item listed on the proxy card below and return it in the enclosed, postage-paid envelope whether or not you plan to attend the Annual Meeting.
Thank you for your prompt response.
Sincerely,
Ted T. Cecala
Chairman and Chief Executive Officer
There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 18, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/wl/
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 18, 2007.
•	Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Wilmington Trust Corporation, c/o Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.
If you vote by telephone or Internet, please do not mail your proxy card
Wilmington Trust Corporation Rodney Square North 1100 North Market Street Wilmington, DE 19890-0001
ò Please detach here ò
The Board of Directors Recommends a Vote FOR Item 1.

1.	Election of directors:	01 R. Keith Elliott	03 Stacey J. Mobley	☐	Vote FOR	☐	Vote WITHHELD
		02 Gailen Krug			all nominees, except		from all nominees
as indicated below

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL.

Address Change? Mark Box	☐	Indicate changes below:	Date

Signature(s) in Box
Please sign exactly as your name(s) appears on your proxy card. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.